Exhibit 24.1

POWER OF ATTORNEY

The directors whose signatures appear below hereby constitute Ronald H. Butler or James M. La Neve, either one of whom may act, as their true and lawful attorneys-in-fact, with full power to sign on their behalf individually and in each capacity stated below and to file the registration statement on Form S-8 (Nos. 33-63574 & 333-57843) all amendments and post-effective amendments to such registration statement, making such changes in such registration statement as the registrant deems necessary and appropriate, and generally to do all things in their names in their capacities as officers and directors to enable the registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Name and Signature	Title	Date

/s/ David L. Kolb	Director	May 14, 2013
David L. Kolb

/s/ Larry P. Kunz	Director	May 14, 2013
Larry P. Kunz

/s/ Theodore L. Mullett	Director	May 14, 2013
Theodore L. Mullett

/s/ John D. Swift	Director	May 14, 2013
John D. Swift